SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) is October 7, 2005

YP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-24217	85-0206668
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

4840 E. Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 654-9646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement and Non-Reliance

On October 7, 2005, the Audit Committee and management of YP Corp. concluded, after consultation with the Company’s independent auditors, that shares granted to consultants in 1999 and 2000, most of which were subsequently recovered for nonperformance of services from 2001 to 2003, required different accounting treatment than was applied by previous management. YP Corp. will increase its total expenses and reduce its income over the period from 1999 to 2003 by a cumulative post-tax amount of approximately $354,000. This restatement has no effect on the past cash flows of the Company. The Company will amend and restate its previously issued financial statements and other financial information for the fiscal year and quarter to date periods in each of the six previous years, as presented in the Company’s annual reports on Form 10-KSB for the fiscal years ended September 30, 1999 through September 30, 2004, with respect to the Company’s accounting for the reacquired shares. The Amendments to the 10-KSBs will be filed as soon as practicable. In light of the restatements, the previously issued financial statements and other financial information contained in the referenced Form 10-KSBs for such fiscal years should no longer be relied upon.

Background

The historical financial statements generated by predecessor management reflected an expense upon issuance of the shares and a reversal of this expense when it was deemed (through a settlement agreement or judgment) that these shares would be returned. However, after further analysis and consultation with the SEC, it was determined to be inappropriate to recognize the initial expense and its subsequent reversal as no services were rendered by these consultants. Instead, the issuance of these shares will be reflected as temporary equity, together with a related receivable, until the shares were returned. The net decrease to cumulative post-tax income of approximately $354,000 relates to shares issued in 1999 that were expected to be returned but, for various reasons, cannot be obtained. Such amounts will continue to be reflected as expense in the year granted and our revised statements will no longer reflect the reversal of this expense. Net assets will change from 1999 to 2003 due primarily to the recognition of a receivable for those shares pending return.

The following table summarizes the impact of the change:

	1999	2000	2001	2002	2003	2004

Net income (loss) as reported	$(4,363,687)	$2,847,977	$1,812,281	$3,696,463	$7,923,891	$8,960,983
Stock rescission impact	1,368,554	588,150	(1,035,018)	(967,857)	(308,025)	-
Revised net income (loss)	(2,995,133)	3,436,127	777,263	2,728,606	7,615,866	8,960,983

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2005	YP CORP.

/s/Peter Bergmann
Peter Bergmann, Chairman and Chief Executive Officer